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                                                                   Exhibit 23.3



                                                                 (513) 723-4000




                                     CONSENT
                                     -------


Board of Directors
Peoples Financial Corporation
211 Lincoln Way East
Massillon, Ohio 44646

Gentlemen:


                  We hereby consent to the use of our firm's name in Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (the "Form S-1") filed by Peoples Financial Corporation ("PFC") to register 1,719,250 common shares, without par value, of PFC; to the statements with respect to our firm appearing under the heading "Legal Matters" in the Prospectus which is included in the Form S-1; to the reference to our firm name under the heading "Principal Effects of the Conversion" in the Prospectus which is included in the Form S-1; and to the filing of our opinion regarding the legality of the common shares, included as Exhibit 5 to the Form S-1, and our opinion regarding federal and state tax matters, included as Exhibit 8 to the Form S-1.


                                     Very truly yours,

                                     /s/ Vorys, Sater, Seymour and Pease
                                     -----------------------------------

                                     VORYS, SATER, SEYMOUR AND PEASE

Cincinnati, Ohio

July 23, 1996